Exhibit 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nam Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel: 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LLB.,
C.P.A. (Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ACL Semiconductors Inc.

We hereby consent to the incorporation by reference into Form 10-K of ACL Semiconductors Inc. to be filed with the Securities and Exchange Commission on or about April 15, 2010, filed pursuant to the Securities Act of 1933, of our report dated April 15, 2010, with respect to the financial statements of ACL Semiconductors Inc., for the year ended December 31, 2009.

Albert Wong & Co.
Hong Kong
Dated: April 15, 2010